Exhibit 99.1

           Ciena Reports Fiscal First Quarter 2007 Results

Company Delivers Twelfth Straight Quarter of Sequential Revenue Growth


    LINTHICUM, Md.--(BUSINESS WIRE)--March 1, 2007--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today announced results for its fiscal first quarter 2007 ended January 31, 2007. Revenue for the first quarter totaled $165.1 million, representing a 3.2% sequential increase from fiscal fourth quarter revenue of $160.0 million, and an increase of 37.1% over the same period a year ago when the Company reported sales of $120.4 million.

    On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal first quarter 2007 was $11.1 million, or net income of $0.12 per diluted share. This compares with a reported GAAP net loss of $6.3 million, or a net loss of $0.08 per share, for the same period a year ago.

    "As bandwidth demands escalate across multiple traffic types, service provider and enterprise customers alike are increasingly looking for solutions that allow them to transition their networks toward powerful converged network architectures capable of delivering any service at any time," said Gary Smith, Ciena's president and CEO. "Ciena's differentiated positioning as the transition specialist and our FlexSelect(TM) vision of next-generation networks are driving demand for our solutions worldwide, enabling us to deliver our twelfth sequential quarter of revenue growth."

    Non-GAAP Presentation of Quarterly Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges and credits that are required by GAAP. These items, which are identified in the table that follows (in thousands except per share data), share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.


                                             Quarter        Quarter
                                              Ended          Ended
                                           January 31,    January 31,
                                          -------------  -------------
                                              2006           2007
                                          -------------  -------------
Stock-based compensation-product          $        135   $        221
Stock-based compensation-services                  188            193
Stock-based compensation-research and
 development                                     1,637            743
Stock-based compensation-sales and
 marketing                                       1,046          1,040
Stock-based compensation-general and
 administrative                                    821          1,000
Amortization of intangible assets                6,295          6,295
Restructuring costs (recoveries)                 2,015           (466)
Long-lived asset impairment                         (3)             -
Recovery of doubtful accounts, net              (2,604)           (10)
Gain on lease settlement                        (6,020)             -
Loss on equity investments, net                    733              -
Gain on extinguishment of debt                  (6,690)             -
                                          -------------  -------------
Total adjustments                         $     (2,447)  $      9,016
                                          =============  =============

GAAP net income (loss)                    $     (6,291)  $     11,056
Adjustment for items above                      (2,447)         9,016
                                          -------------  -------------
Adjusted (non-GAAP) net (loss) income     $     (8,738)  $     20,072
                                          =============  =============
Weighted average basic common shares
 outstanding                                    82,967         84,953
Weighted average dilutive potential
 common shares outstanding                      82,967         93,259

Adjusted (non-GAAP) net (loss) income per
 share                                    $      (0.11)  $       0.22

Please see Appendix A for additional information about this table.


    Adjusting Ciena's unaudited fiscal first quarter 2007 GAAP net income of $11.1 million for the items noted above would increase the Company's adjusted (non-GAAP) net income in the quarter to $20.1 million, or an adjusted (non-GAAP) net income of $0.22 per adjusted diluted share. This compares with an adjusted (non-GAAP) net loss of $8.7 million, or an adjusted (non-GAAP) net loss of $0.11 per share, in the same year-ago period.

    First Quarter 2007 Performance Highlights

    -- Achieved sequential quarterly revenue growth of 3.2% and year-over-year quarterly revenue growth of 37.1%.

    -- Delivered overall gross margin of 44.6% and product gross margin of 48.7%.

    -- Ended the fiscal first quarter 2007 with cash, cash equivalents and short- and long-term investments of $1.2 billion.

    First Quarter 2007 Customer Highlights

    -- Verizon Business chose Ciena's CoreDirector(R) Multiservice Optical Switches to build a trans-Atlantic mesh network.

    -- Hargray Communications selected Ciena's CN 4200(TM) FlexSelect Advanced Services Platform to converge its regional transport network and deliver quad-play and business services.

    -- Cox Communications deployed Ciena's CoreDirector Multiservice Optical Switches in the super headend of its San Diego network to interconnect two metro rings.

    -- Cogeco Cable became Ciena's first cable network deployment in Canada with its use of the CN 4200 for its core infrastructure upgrade.

    -- USCarrier Telecom, LLC selected Ciena's CN 4200 to support multiservice aggregation for metropolitan and regional transport services.

    Business Outlook

    "Furthering our efforts to provide customers with a unique formula for facilitating network transition, we recently announced Ethernet enhancements to our FlexSelect Architecture, including new products," said Smith. "We're excited about the new opportunities we're targeting with these new features and platforms, which we expect to contribute to revenue growth this fiscal year, and we're even more excited about the increasing alignment we see between Ciena's comprehensive FlexSelect vision and the strategic direction in which our customers' networks are headed."

    "During the last several years we've invested significantly to create a targeted solutions portfolio with the unified vision that Ethernet is the most efficient and economical foundation for next-generation, service-enabled networks," said Smith. "Whether incorporated in new features on our traditional optical platforms or forming the foundation of a completely new product, our FlexSelect vision already is a driving force behind our revenue growth and will be a factor in what we expect to be a five to ten percent sequential increase in revenue from our fiscal first quarter to our fiscal second quarter."

    Live Web Broadcast of Fiscal First Quarter Results

    Ciena will host a discussion of its fiscal first quarter results with investors and financial analysts today, Thursday, March 1, 2007 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's
Web site at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-K filed with the Securities and Exchange Commission on January 10, 2007. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: we're excited about the new opportunities we're targeting with these new features and platforms, which we expect to contribute to revenue growth this fiscal year, and we're even more excited about the increasing alignment we see between Ciena's comprehensive FlexSelect vision and the strategic direction in which our customers' networks are headed; during the last several years we've invested significantly to created a broad, yet targeted solutions portfolio with the unified vision that Ethernet is the most efficient and economical foundation for next-generation, service-enabled networks; whether incorporated in new features for our traditional optical platforms or the foundation of a completely new product, our FlexSelect vision already is a driving force behind our revenue growth and will be a factor in what we expect to be a five to seven percent sequential increase in revenue from our fiscal first quarter to our fiscal second quarter. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

    (Unaudited Condensed Consolidated Balance Sheets, Statement of
                   Operations and Cash Flows follow)


                          CIENA CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)
                             (unaudited)
ASSETS
                                             October 31,  January 31,
                                             ------------ ------------
Current assets:                                  2006         2007
                                             ------------ ------------
  Cash and cash equivalents                  $   220,164  $   374,079
  Short-term investments                         628,393      496,628
  Accounts receivable, net                       107,172      139,422
  Inventories, net                               106,085      103,548
  Prepaid expenses and other                      36,372       46,400
                                             ------------ ------------
    Total current assets                       1,098,186    1,160,077
Long-term investments                            351,407      314,377
Equipment, furniture and fixtures, net            29,427       32,867
Goodwill                                         232,015      232,015
Other intangible assets, net                      91,274       84,011
Other long-term assets                            37,404       38,309
                                             ------------ ------------
    Total assets                             $ 1,839,713  $ 1,861,656
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $    39,277  $    37,997
  Accrued liabilities                             79,282       90,065
  Restructuring liabilities                        8,914        7,621
  Unfavorable lease commitments                    8,512        7,614
  Income taxes payable                             5,981        6,298
  Deferred revenue                                19,637       20,015
                                             ------------ ------------
    Total current liabilities                    161,603      169,610
Long-term deferred revenue                        21,039       22,847
Long-term restructuring liabilities               26,720       24,579
Long-term unfavorable lease commitments           32,785       30,691
Other long-term obligations                        1,678        1,582
Convertible notes payable                        842,262      842,262
                                             ------------ ------------
    Total liabilities                          1,086,087    1,091,571
                                             ------------ ------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock - par value $0.01;
   20,000,000 shares authorized; zero shares
   issued and outstanding                              -            -
  Common stock - par value $0.01;
   140,000,000 shares authorized; 84,891,656
   and 85,054,714 shares issued and
   outstanding                                       849          851
  Additional paid-in capital                   5,505,853    5,511,921
  Changes in unrealized gains on
   investments, net                                 (496)      (1,001)
  Translation adjustment                            (580)        (742)
  Accumulated deficit                         (4,752,000)  (4,740,944)
                                             ------------ ------------
    Total stockholders' equity                   753,626      770,085
                                             ------------ ------------
  Total liabilities and stockholders' equity $ 1,839,713  $ 1,861,656
                                             ============ ============


                          CIENA CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                                             Quarter Ended January 31,
                                             -------------------------
                                                 2006         2007
                                             ------------ ------------
Revenues:
  Products                                   $   105,941  $   146,282
  Services                                        14,489       18,819
                                             ------------ ------------
Total revenue                                    120,430      165,101
                                             ------------ ------------

Costs:
  Products                                        60,399       74,979
  Services                                         9,576       16,494
                                             ------------ ------------
Total cost of goods sold                          69,975       91,473
                                             ------------ ------------
  Gross profit                                    50,455       73,628
                                             ------------ ------------
Operating expenses:
  Research and development                        29,462       29,853
  Selling and marketing                           26,572       24,875
  General and administrative                       9,896       10,301
  Amortization of intangible assets                6,295        6,295
  Restructuring costs (recoveries)                 2,015         (466)
  Long-lived asset impairments                        (3)           -
  Recovery of doubtful accounts, net              (2,604)         (10)
  Gain on lease settlement                        (6,020)           -
                                             ------------ ------------
    Total operating expenses                      65,613       70,848
                                             ------------ ------------
Income (loss) from operations                    (15,158)       2,780
Interest and other income, net                     9,262       14,845
Interest expense                                  (6,053)      (6,148)
Loss on equity investments, net                     (733)           -
Gain on extinguishment of debt                     6,690            -
                                             ------------ ------------
Income (loss) before income taxes                 (5,992)      11,477
Provision for income taxes                           299          421
                                             ------------ ------------
Net income (loss)                            $    (6,291) $    11,056
                                             ============ ============
Basic net income (loss) per common share     $     (0.08) $      0.13
                                             ============ ============
Diluted net income (loss) per potential
 common share                                $     (0.08) $      0.12
                                             ============ ============
Weighted average basic common shares
 outstanding                                      82,967       84,953
                                             ============ ============
Weighted average dilutive potential common
 shares outstanding                               82,967       93,259
                                             ============ ============


                          CIENA CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                        Three Months Ended January 31,
                                        ------------------------------
                                             2006           2007
                                        -------------- ---------------
Cash flows from operating activities:
  Net income (loss)                     $      (6,291) $       11,056
  Adjustments to reconcile net income
   (loss) to net cash used in operating
   activities:
  Early extinguishment of debt                 (6,690)              -
  Amortization of premium (discount) on
   marketable securities                        1,176          (1,249)
  Non-cash loss from equity investments           733               -
  Depreciation and amortization of
   equipment, furniture and fixtures            5,312           3,150
  Stock compensation                            4,183           3,289
  Amortization of intangibles                   7,263           7,263
  Provision for inventory excess and
   obsolescence                                 3,000           4,763
  Provision for warranty and other
   contractual obligations                      2,470           4,791
  Other                                           608             715
  Changes in assets and liabilities:
    Accounts receivable                        (8,350)        (32,250)
    Inventories                               (18,046)         (2,226)
    Prepaid expenses and other                 10,151         (11,289)
    Accounts payable and accrued
     liabilities                              (30,813)         (1,810)
    Income taxes payable                           61             317
    Deferred revenue and other
     obligations                                3,195           2,186
                                        -------------- ---------------
Net cash used in operating activities         (32,038)        (11,294)
                                        -------------- ---------------
Cash flows from investing activities:
  Additions to equipment, furniture,
   fixtures and intellectual property          (4,375)         (6,590)
  Restricted cash                               1,102            (521)
  Purchases of available for sale
   securities                                 (63,641)        (88,632)
  Maturities of available for sale
   securities                                 136,219         258,171
                                        -------------- ---------------
Net cash provided by investing
 activities                                    69,305         162,428
                                        -------------- ---------------
Cash flows from financing activities:
  Repayment of convertible notes
   payable                                    (98,772)              -
  Proceeds from exercise of stock
   options                                      2,117           2,781
                                        -------------- ---------------
Net cash provided by (used in)
 financing activities                         (96,655)          2,781
                                        -------------- ---------------
Net increase (decrease) in cash and
 cash equivalents                             (59,388)        153,915
Cash and cash equivalents at beginning
 of period                                    358,012         220,164
                                        -------------- ---------------
Cash and cash equivalents at end of
 period                                 $     298,624  $      374,079
                                        ============== ===============

    Appendix A

    The adjustments management makes in analyzing Ciena's fiscal first quarter 2007 GAAP results are as follows:

    -- Stock-based compensation costs - A non-cash expense incurred in accordance with SFAS 123R using the modified prospective application transition method.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.

    -- Restructuring costs (recoveries) - infrequent charges or recoveries incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Long-lived asset impairment - infrequent charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    -- Recovery of doubtful accounts - an infrequent gain unrelated to normal operations resulting from the recovery of a previously assessed doubtful payment due to a customer's financial condition.

    -- Gain on lease settlement - an infrequent gain unrelated to normal operations resulting from termination of obligations under a lease for an unused facility.

    -- Loss on equity investments, net - an infrequent loss related to changes in the value of the Company's equity investments which the Company feels is not reflective of its ongoing operating costs.

    -- Gain on extinguishment of debt - an infrequent gain related to the early extinguishment of outstanding debt.

    About Ciena

    Ciena Corporation is the network specialist, focused on expanding the possibilities for its customers' networks while reducing their cost of ownership. The Company's systems, software and services target and cure specific network pain points so that telcos, cable operators, governments and enterprises can best exploit the new applications that are driving their businesses forward. For more information, visit www.ciena.com.

    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, 410-694-5786
             pr@ciena.com
             or
             Investor Contact:
             Jessica Towns, 888-243-6223
             ir@ciena.com